Team,

Today we’re announcing the difficult decision to reduce the size of our team by nearly 9%, and are saying goodbye to 149 AppFolians across all departments. All employees will receive an email this afternoon by 1:45pm PT, which will inform you of the status of your position and whether it has been impacted.

Decisions like this are never easy and while I sought the input of our Leadership Team and Board of Directors, accountability for this decision rests with me.

How We Got Here
AppFolio has a strong history with the unwavering belief that we can be a generational company built to last. Though we are in a resilient industry, and have been able to grow our business, we are not immune from challenges. Our costs have increased considerably in this environment, and we have not scaled the business efficiently. This has forced us to make these changes in service of our customers and the long-term health of AppFolio.

Entering 2023, AppFolio was not a profitable business, which limits our ability to achieve our potential. To continue to deliver industry-leading innovation that enables our customers to thrive, we must generate enough profit to fuel long-term growth and reinvest in our products, technology, and people. A reduction in force is a last resort and we have taken many steps to lower costs this year, including investing in technology to find efficiencies, shrinking our office real estate footprint, and re-evaluating hiring needs to prioritize only the most critical roles. In addition, we’ve focused on aligning the value we provide with the value we receive by no longer waiving fees that bring considerable cost, such as ACH transactions. While we’ve made real progress, these measures are not enough to get us where we want to be.

During my recent listening tour with employees, it was clear we’ve all been feeling the increased pace of change happening at AppFolio. Since our founding 17 years ago, we have been focused on delivering extraordinary customer value and industry leading innovation. The pace of change at AppFolio is intentional as we lean into the real estate industry and the vast opportunity we have in front of us.

Structuring our business in a way that best enables our strategy is key to our continued success. A variety of factors were considered in making this decision, including structural alignment, spans and layers of management, business needs, customer impact, and individual performance.

Taking Care of Impacted Employees
We are committed to treating those leaving with respect and will do whatever we can to support their transition. To reflect these efforts, following are key components of the separation package:
•Transition and Severance Pay. Departing AppFolians will receive up to three months of non-working transition pay. During this transition period, affected employees will continue to receive their base salary and benefits, and are eligible to vest restricted stock units according to our normal vesting schedule. Beyond that, departing employees are eligible to receive two weeks of severance pay per year of employment with AppFolio.
•Healthcare. After the non-working transition period, departing AppFolians are eligible for an additional three months of paid benefits continuation, including access to Modern Health.

•PTO. We will pay out all unused PTO, regardless of work location.
•Technology. Departing employees will have the option to retain their AppFolio laptop and other equipment in collaboration with our IT and security teams.
•Outplacement and Immigration Support. We will provide outplacement and immigration support to those who need it.

Additional details will be included in the notification email, and every affected employee will have the opportunity to speak with someone to have their questions answered and be supported through this transition.

Going Forward
My confidence in this decision is rooted in our core value that simpler is better. By aligning structure with strategy and reducing spans and layers, we empower our people to better serve our customers. Focusing on the long term health of our company means sometimes we have to do really hard things and today is one of those times. I have deep empathy for those impacted by today’s announcement.

To the AppFolians who are leaving, thank you for your contributions. I am grateful for your hard work, dedication, and everything you have done during your time at AppFolio. We are committed to supporting you during this transition.

To the AppFolians whose roles are not impacted, this will be a challenging day for you too. You likely have friends and colleagues affected by this decision and this experience may be hard to process. Please know your future at AppFolio remains bright.

With a decision of this magnitude, I am sure you have questions. You can expect to hear from your department leader this afternoon to more fully understand the changes to your organization. We will share more information in the coming days, and will gather as a company early next week to answer your questions. In the meantime, I ask that you help us stay focused on our customers and lend your support to our community of AppFolians.

– Shane